EXHIBIT 10.7


STATE OF GEORGIA  ]
                  ]
COUNTY OF BULLOCH ]


                               OPTION TO PURCHASE
                             (AND CONTRACT TO SELL)
                                   REAL ESTATE

         THIS OPTION TO PURCHASE AND CONTRACT TO SELL REAL ESTATE (hereinafter referred to as the "Agreement"), effective this 25th day of January 2001, by and among CECIL E. KENNEDY and MARJORIE H. KENNEDY (hereinafter collectively referred to as "Seller"); and FSNB, LLC, a Georgia limited liability company having its principal place of business in Statesboro, Georgia (hereinafter referred to as "Purchaser").

                               W I T N E S E T H:

         WHEREAS, the Seller is the owner of those certain tracts or parcels of land located in the 1209th G. M. District of Bulloch County, Georgia, more particularly described as follows:

         Tract No.  1

         All that certain lot or parcel of land lying and being in the City of Statesboro, 1209th G. M. District of Bulloch County, Georgia and fronting North on West Grady Street a distance of 80-1/3 feet and running back in a southerly direction between slightly converging lines a distance of 134 feet and being 72-2/3 feet wide on the southern side and containing 235/1000 acre, more or less, according to plat of same made by S. L. Moore, Surveyor, dated November 28, 1906 and recorded in Deed Book 210, page 325, Bulloch County Records. Said property being bound now or formerly as follows: Northerly by said Grady Street; Easterly by lands now or formerly of Frank Hook; Southerly by lands now or formerly of Mrs. L. B. Lovett; and Westerly by South Walnut Street (formerly Plum Street) and being known as the homeplace of the late Mrs. D. C. McDougald. Such property is also known as 10 West Grady Street by the current method of numbering streets in Statesboro, Bulloch County, Georgia.

         Tract No.  2

         All that certain lot or parcel of land lying and being in the 1209TH G.
         M. District of Bulloch County, Georgia and in the City of Statesboro and more particularly described according to a plat made by R. J. Kennedy, Jr. Surveyor, dated November 10, 1950 and recorded in Plat Book 2, page 3, Bulloch County Records, as beginning at a point on the southern edge of West Grady Street, which point is 166 feet west of the southwestern intersection of South Main Street (U.S. Highway 301) and West Grady Street, the line runs along lands now or formerly of H. Frank Hook, formerly Mrs. Grace B. Hook, South 5 degrees 10 minutes West a distance of 80 feet; thence along the same bearing along lands now or formerly of




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         Mrs. O. W. Simons a distance of 54.5 feet to an iron corner; thence
         North 85 degrees 30 minutes West 71.3 feet along lands of William R. Lovett and Mrs. Betty L. Rockett to an iron corner; thence North 7 degrees 20 minutes East 134.15 feet along lands of Mrs. Mary Alice Hendricks, formerly Mrs. D. C. McDougald to an iron corner; thence along West Grady Street South 85 degrees 30 minutes East 66.15 feet to the point of beginning. This being the same property conveyed to Derie Allen and Estella Allen by Warranty Deed from Anne F. Hook, H. Frank Hook, III, and Robert E. Hook dated August 12, 1985, and recorded in Deed Book 454, Page 278, Bulloch County records. Such property is also known as 8 West Grady Street by the current method of numbering streets in Statesboro, Bulloch County, Georgia.

         Tract No.  3

         All that certain lot or parcel of land situate, lying and being in the City of Statesboro, 1209th G. M. District of Bulloch County, Georgia fronting East on South Main Street a distance of 54.34 feet, and running back in a westerly direction from said South Main Street and being bound now or formerly as follows: Northerly by property of Cecil
         E. Kennedy, Jr. and Marjorie H. Kennedy; Easterly by said South Main Street (U.S. Highway No. 301 ); Southerly by property of William R. Lovett and Betty L. Rockett; and Westerly by property now or formerly of Derie Allen, all as shown on a plat of survey made by Lamar O. Reddick & Associates, Surveyors, dated November 24, 1987, a copy of which is recorded in Plat Book 30, page 61, Bulloch County records. This is the same property conveyed to Louise Brunson Simmons by deed of F.N. Grimes, dated June 30, 1932 and recorded in Deed Book 88, page 327, Bulloch County, Georgia records. Such property is also known as 205 South Main Street under the current method of numbering streets in Statesboro, Bulloch County, Georgia.

         Tract No.  4

         All that certain lot, tract or parcel of land lying and being in the City of Statesboro, 1209th G. M. District of Bulloch County, Georgia, fronting East on South Main Street (U.S. Highway 301) a distance of
         81.37 feet as shown on a plat of survey made by Lamar O. Reddick & Associates, Surveyors, dated February 8, 1985, a copy of which is recorded in Plat Book 30, page 49, Bulloch County Records. Said property being bound now or formerly as follows: North by West Grady Street; East by South Main Street; south by lands now or formerly of Louise B. Simmons, and West by lands now or formerly of H. Frank Hook, Jr. This is the same property conveyed to Harold E. A. Cavallaro, Jr., by deed of Mary Frances A. Joyner dated July 7, 1986 and recorded in Deed Book 466, page 789, Bulloch County, Georgia records. By deed dated February 27, 1987 and recorded in Deed Book 480, page 228, Bulloch County records, the said Harold E. A. Cavallaro, Jr. conveyed said property to The Spectrum Management Group, Inc., a Connecticut corporation. Such property is also known as 201 South Main Street under the current method of numbering streets in Statesboro, Bulloch County, Georgia.

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The above described plats are hereby incorporated herein and made a part of this description by reference.

 (said four parcels, together with all improvements, fixtures, plants and trees situated thereon, and all hereditaments, appurtenances, rights, permits, licenses, easements and rights-of-way incident and appurtenant thereto are herein collectively referred to as the "Property").

         WHEREAS, the Seller and Purchaser have engaged in negotiations regarding the potential sale of the Property; and

         WHEREAS, the Purchaser desires to have the option to purchase the Property on or prior to July 31, 2001, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the Earnest Money described in Paragraph 2 below and for other good and valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants and conditions contained herein, the Seller and Purchaser hereby agree as follows:

         1. OPTION TO PURCHASE REAL ESTATE. The Seller does hereby give and grant unto the Purchaser, its members, successors and assigns, the exclusive right and option to purchase all of the Property on the terms and conditions set forth in this Agreement, provided that said option is expressly conditioned upon the payment by Purchaser to Seller of the $5,000.00 Earnest Money on the terms and conditions described in Section 2. Should Purchaser fail to exercise the option prior to the Expiration Time, except as otherwise set forth in Section 12, the Purchaser shall forfeit all Earnest Money to Seller as described more fully in Paragraph 2.

         2. EARNEST MONEY. Not later than 5:00 p.m., Eastern Standard Time, on January 25, 2001, Purchaser shall pay to Seller the sum of FIVE THOUSAND AND NO/100 ($5,000.00) DOLLARS as Earnest Money in consideration for the option to purchase the Property on the terms and conditions set forth in this Agreement. Said sum of $5,000.00 shall be referred to hereinafter as the "Earnest Money." Said Earnest Money shall be retained by Seller as consideration for the option granted to Purchaser to purchase the Property, whether or not the option is exercised prior to the Expiration Time, except as otherwise set forth in Sections 8 and 12. In the event Purchaser does exercise the option to purchase the Property, the Earnest Money will be applied to the Purchase Price, as described more fully in Section 3.

         3. PURCHASE PRICE AND TIME OF PAYMENT. If the option granted to the Purchaser to purchase the Property is exercised, the total purchase price for the Property payable from the Purchaser to the Seller at the closing of the sale of the Property (hereinafter referred to as the "Purchase Price") shall be Three Hundred Thousand ($300,000.00) DOLLARS, and shall be payable as follows:

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                  (a) The Earnest Money paid by the Purchaser to the Seller
shall be credited against the portion of the Purchase Price paid at the closing of the transaction contemplated by this Agreement (hereinafter referred to as the "Closing").

                  (b) The balance of the Purchase Price shall be paid in certified or other readily available funds at the time of Closing.

         4. TERM. The option granted to Purchaser pursuant to this Agreement shall be effective from the date of this Agreement until 5:00 p.m. on July 31, 2001 (the "Expiration Time"). If not exercised as set forth in Paragraph 5 by the Expiration Time, said option shall expire and Seller shall be entitled to retain the Earnest Money, except as otherwise set forth in Section 12.

         5. EXERCISE. At any time prior to the Expiration Time, Purchaser may exercise the option to purchase the Property by a writing delivered to Seller as provided in Paragraph 15 below.

         6. CONTRACT UPON EXERCISE. Upon exercise of the option, the terms of purchase and sale shall be as set forth in this Agreement, including any exhibits or addenda hereto, all of which are incorporated herein by reference.

         7. CLOSING/CLOSING DATE. Closing of the transaction which is contemplated by this option to purchase shall take place not later than ten (10) days from the Expiration Time. The Closing may take place at any time prior to the Expiration Time, provided that Purchaser is aware that it would have to take title to the Property subject to the following leases:

         Lanier Ansley Realty - Month to Month lease.
         GSU Professor renting 10 West Grady St. - Month to Month lease
         Marc Bruce (sublease to Franklin, Mikell & Deal) - Expires
                    July 31, 2001 with no option to renew in lessee
         Prudential Life Ins. Co. - Lease on back office space in 8 West Grady
                    St until December 2001. It is believed that Prudential will allow early termination of this lease since company has closed its business in Statesboro, Georgia.

Seller and Purchaser acknowledge that notice of up to sixty (60) days may be required to terminate the month-to-month leases and that Purchaser may need possession of the Property as soon as possible after closing to commence construction operations. As such, Purchaser and Seller agree that upon Purchaser's exercise of this option and at the request of Purchaser, Seller will immediately give notice of termination to all lessees under a month to month lease. Upon the giving of such notice, Purchaser shall be under an absolute obligation to purchase the Property subject only to Seller's obligations set forth in Sections 8 and 12.

         8. EXAMINATION OF TITLE. At Closing, Seller agrees to furnish a good,

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marketable, fee simple title to the Purchaser subject to the approval of
Purchaser's attorney. If defects are found in the examination of title by Purchaser's attorney, Seller shall be furnished with a written statement thereof, and this Agreement will thereby be automatically extended without further action on the part of the parties, for a period of thirty (30) days from the Expiration Time specified in Paragraph 4, within which time such defect shall be remedied by Seller unless such extension would be materially prejudicial to Purchaser, in which case the Earnest Money shall be returned to Purchaser and this Agreement shall terminate without further obligation by either party. It is understood and agreed that marketability of the title herein required to be furnished by the Seller shall be determined in accordance with Georgia law as supplemented by the Title Standards of the State Bar of Georgia. It is also agreed that any defect in title which comes within the scope of any of said Title Standards shall not constitute a valid objection on the part of the Purchaser, provided the Seller furnishes affidavits or other title papers, if any, required in the applicable standards to cure such defect.

         9. POSSESSION OF THE PROPERTY. At Closing, Seller shall deliver to Purchaser possession of the Property.

         10. INSPECTION OF PROPERTY. Purchaser, personally or through agents, employees, or contractors may go upon the Property following the execution of this Agreement and through the Expiration Time to inspect the Property, to conduct such soil, engineering, environmental, "wetlands" and other tests, investigations and analyses of the Property as Purchaser deems appropriate. Seller hereby agrees to cooperate fully with Purchaser and Purchaser's agents so as to allow Purchaser and Purchaser's agents the reasonable opportunity to inspect the Property and any other information respecting the Property. Purchaser shall pay all of his costs incurred in making such surveys, inspections, tests, analyses and investigations, and Purchaser, at his own expense, shall be responsible for the repair of any damages to the Property incurred by reason of Purchaser's inspection of the Property. Notwithstanding the foregoing, Purchaser agrees that it and its agents will be discrete in conducting any such tests, investigations or analyses until the existence of the option has been publicly disclosed pursuant to the terms of Section 21.

         11. DELIVERIES AT CLOSING. On the closing date, the Closing shall occur as follows, subject to the satisfaction of all of the terms and conditions of this Agreement:

                  (a) Seller shall convey to Purchaser, without exception for any title objections other than permitted title exceptions set forth in Exhibit "A", marketable fee simple title to the Property by general warranty deed, duly executed and in recordable form.

                  (b) Seller shall deliver possession of the Property to Purchaser at Closing, subject to the leases referenced in Section 7 of this Agreement, if applicable.

                  (c) Seller shall deliver to Purchaser an affidavit concerning
(i) the lack of existence of any boundary line disputes concerning the Property;
(ii) the lack of the existence of

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any person, other than Seller, being in possession of the Property and the lack of any other person having any right to possess the Property (other than the leases described in Section 7); (iii) the making of or payment for any improvements or repairs by or for the account of, or at the insistence of Seller to or on the Property within three (3) months prior to the date of Closing; (iv) the lack of the existence of any legal proceedings against Seller which could affect Seller's title to the Property or the right or power of Seller to convey the Property to Purchaser in accordance with this Agreement; and (v) any other matters reasonably required by Purchaser or Purchaser's title insurer.

                  (d) Seller shall deliver to Purchaser an affidavit in form satisfactory to Purchaser to the effect that Seller is not a foreign person, corporation, foreign partnership, foreign trust or foreign estate for the purposes of Section 1445 of the Internal Revenue Code to establish that Purchaser has no obligation under such law to withhold and pay over to the Internal Revenue Service any part or the amount realized as shall be reasonably necessary for the consummation of this transaction.

                  (e) Seller and Purchaser shall deliver to each other such other instruments and documents as shall be reasonably necessary for the consummation of this transaction.

                  (f) At the Closing, upon Seller's delivery of the general warranty deed, affidavits and other documents (if any) required under any other terms of this Agreement, Purchaser shall pay the entire Purchase Price due at Closing to Seller, as set forth in Paragraph 3 of this Agreement.

                  (g) Purchaser shall pay (i) all costs of title examination and certification and all premiums for title insurance obtained by Purchaser on the general warranty deed; (ii) costs of recording the general warranty deed, any and all necessary easements and notice of option; (iii) fees and expenses of Purchaser's attorneys; and (iv) all other costs incurred by Purchaser. Seller shall pay (i) State of Georgia transfer tax (due on the conveyance of the property; (ii) all costs and expenses incurred to clear title to the property; and (iii) all other costs incurred by Seller.

                  (h) All ad valorem property taxes affecting the Property for the calendar year of the Closing shall be prorated between Seller and Purchaser as of the closing date. All ad valorem property taxes with respect to the Property required to be paid under applicable law prior to Closing shall be paid by Seller, even if assessed after the Closing. Any and all rollback taxes, special assessments, or other retroactive assessments which are made with respect to the Property and for any period of time prior to Closing shall be paid by Seller, even if assessed after Closing. In the event that the bill(s) for ad valorem property taxes affecting the Property for the calendar year of the Closing is not available at the time of the Closing, the proration shall be based upon either the tax bill for the immediately preceding year or the current millage rate and valuation, if available. In the event that upon the availability of tax information for the calendar year of the Closing this proration shall result in a malapportionment of ad valorem

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taxes, the parties shall reapportion the taxes between themselves, with any deficiency being paid on demand to the other party receiving the detriment of the malapportionment.

         12. CONDITIONS PURSUANT TO WHICH PURCHASER SHALL BE ENTITLED TO RETURN OF EARNEST MONEY. In the event that Purchaser shall fail to exercise the option to purchase the Property prior to the Expiration Time, Purchaser shall forfeit the Earnest Money to Seller unless one or more of the following conditions have occurred and are continuing as of the Expiration Time:

                  (a) Seller has materially breached its representations and warranties contained in this Agreement and fails to cure such breach within ten
(10) days after being notified of said breach. In such event, Purchaser shall be entitled to a full refund of all Earnest Money; or

                  (b) Seller cannot convey marketable title to Property as set forth in Section 8 hereof.

         13. REPRESENTATIONS AND WARRANTIES. Seller warrants and represents to Purchaser as follows:


                  (a) Seller owns unencumbered fee simple title to the Property, free and clear of all restrictions, liens, encumbrances, easements, leases, tenancies, encroachments, financing statements and agreements; and Seller will at the time of Closing convey marketable fee simple title to the Property to Purchaser by general warranty deed, free and clear of all title objections, restrictions, liens, encumbrances, easements, leases, tenancies, encroachments, financing statements and agreements, except those permitted title exceptions set forth in Exhibit "B" hereto.

                  (b) There are no service contracts, maintenance contracts or other agreements which burden the Property, and the Property is free from any use and occupancy restrictions.

                  (c) Seller is not a party to any litigation or administrative proceeding affecting the Property or any part thereof or affecting Seller's right to sell the Property or any interest therein, and there is no pending or threatened litigation or administrative proceedings affecting the Property or any part thereof or affecting Seller's right to sell the Property or any interest therein. Seller shall give Purchaser notice of the institution of any such proceedings, or of its knowledge of any such threatened proceedings within five (5) days after Seller receives notice of the institution of threat of such proceeding, and in any event prior to Closing.

                  (d)Seller agrees not to alter or encumber in any way Seller's title to the Property after the date first above written without the prior written consent of Purchaser.

                  (e) All work done or materials furnished by or on behalf of Seller with respect


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to the Property will, at the time of Closing, have been paid for in full.

                  (f) The execution and consummation of this Agreement will not violate any judgment, order, decree or contract of which Seller is a party.

                  (g) Seller is not a party to, and shall not enter in to any other contract, written or verbal, to sell the Property while this Agreement is in force.

                  (h) No dispute exists concerning the location of the boundary lines and corners of the Property.

                  (i) The Property, nor any portion thereof, is or will be at the time of Closing, subject to a claim of adverse possession and no party other than Seller is in possession of the Property.

                  (j) Except for the lease expiring July 31, 2001 with respect to the office leased to Franklin, Mikell and Deal, the two month-to-month leases on parcels three and five, and the lease by Prudential Life Insurance Co. on 8 West Grady Street expiring December 31, 2001, there are no leases or tenancies which affect the Property, and so long as this Agreement remains in force, Seller will not lease or convey any portion of the Property or any rights therein nor enter into any additional agreements or amendments to any agreements granting to any person or entity any right with respect to the Property or any part hereof.

                  (k) No assessments for taxes or other assessments have been made against the Property which are unpaid, except for ad valorem taxes for the current year, whether or not such assessments have become liens on the Property.

                  (l)The Property is in compliance with all applicable laws, ordinances, rulings regulations and codes, including, but not limited to, the Property being in compliance with all zoning ordinances. To the best knowledge and belief of the Seller, the Property is in compliance with all state and federal environmental protection laws and regulations. Seller or Seller's agents have received no notices from any governmental agency of any violation of the foregoing that have not been heretofore corrected.

         14. BROKERS COMMISSION. Each party warrants and represents to the other that such party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby. The parties covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying party of any real estate broker or agent.

         15. NOTICES. Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered (i) by U.S. Registered or

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Certified Mail, Return Receipt Requested, postage prepaid, (ii) by delivery via a nationally recognized overnight courier service that obtains receipts or a recognized same-day courier service that obtains receipts, or (iii) by hand delivery. Each notice shall be addressed to each party at its address set forth below, or such other addresses as may be changed by the parties by written notice as herein provided. Any such notice, request, or other communication shall be considered given or delivered, as the case may be, on the date of courier delivery, upon confirmation, or on the third day after the date of deposit in the U.S. mail as to notices sent only by certified mail.

             Purchaser:        FSNB, LLC
                               c/o Tommy David, President
                               101B South Zetterower Ave.
                               Statesboro, Georgia 30458

             With a copy to:   Laura Marsh
                               Franklin, Taulbee, Rushing, Snipes & Marsh, P.C.
                               12 Siebald Street
                               P.O.  Box 327
                               Statesboro, GA 30459

             Seller: Mr. Cecil Kennedy & Mrs. Marjorie Kennedy c/o Prudential Johnston Realty
                               317 South Main St.
                               Statesboro, GA 30458

         16. TIME OF THE ESSENCE. Time is of the essence hereof.


         17. SURVIVAL OF AGREEMENT. All the terms and conditions of this Agreement not performed at or prior to Closing shall survive the Closing hereunder and shall not be merged into the closing documents.

         18. ENTIRE AGREEMENT. This Agreement, and the Exhibits and Addenda hereto, which are incorporated by reference herein, constitute the sole and entire agreement between the Purchaser and the Seller and no modification of this Agreement shall be binding unless attached hereto and executed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto, except by a written modification or Addenda to this Agreement executed by all parties hereto.

         19. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors and assigns. Either party may assign its rights and duties under this Agreement provided that any assignee of such party's rights and duties becomes bound to perform the terms and conditions hereof.

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         20. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with the laws of the State of Georgia.

         21. CONFIDENTIALITY. Seller and Purchaser acknowledge that the Property is currently being leased to four third party tenants (one, Prudential Life Insurance Co., is not actually in possession of the Property). Two parcels are being leased on a month-to-month basis and Seller may be required to provide sixty (60) days' notice to such tenants prior to requiring such tenants to vacate the premises. One parcel is being leased to the accounting firm of Franklin, Mikell & Deal until July of 2001. Seller and Purchaser acknowledge that it might jeopardize the tenants' continued willingness to lease portions of the Property if the terms of this Option become public knowledge prior to exercise. Therefore, Purchaser and Seller each agree that they will use their reasonable best efforts to keep terms of this Option confidential until such time as Purchaser actually exercises the Option. Notwithstanding the foregoing, Purchaser shall have no liability to Seller if such information becomes public despite Purchaser's reasonable best efforts to maintain confidentiality.

         In connection with the terms of this Section, Seller and Purchaser agree that no public record shall be made of the existence of this option prior to exercise. As such, Seller covenants that it will not enter into a contract for sale or an option to sell the Property with any third party prior to the expiration time of the option. Purchaser may enforce the terms of this paragraph by any and all available legal or equitable remedies, including but not limited to an action for specific performance.

         22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

         23. INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

         24. COOPERATION IN TAX DEFERRED EXCHANGE. A material part of the consideration to each of Seller and Purchaser is that either party has the option to qualify this transaction as part of a tax deferred exchange under
Section 1031 of the Internal Revenue Code. Each party agrees to cooperate in an exchange by the other party provided such party incurs no additional liability, costs, or expenses.

         25. PERMITTED ASSIGNMENTS. In addition to the other terms of this Agreement, both parties specifically reserve the right to assign his/her/its rights, obligations and duties

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under this Agreement to a qualified intermediary within the meaning of Treasury
Regulations Section 1.1031(k)-1(g)(4).

         26. Intentionally Omitted.

         27. SELLER'S RIGHT TO REMOVE FRAME BUILDING. Purchaser and Seller agree that Seller shall have the option to remove the frame building located on Parcel 4 (8 West Grady Street) which currently houses the operations of Cecil Kennedy's appraisal business. In the event that Seller elects to remove such building, Seller shall have the building moved not later than thirty (30) days from the date of Closing. In the event Seller fails to remove the building in such thirty
(30) day period, Seller shall forfeit Seller's option to remove the building unless a written extension of time is granted in Purchaser's sole discretion.

         28. AUTHORIZATION OF PURCHASER'S LEGAL COUNSEL TO EXECUTE OPTION FOR PURCHASER. Purchaser hereby certifies to Seller that Purchaser has authorized its legal counsel, Laura Marsh of Franklin, Taulbee, Rushing, Snipes & Marsh, P.C., to execute this option on its behalf.

         29. CONDITION PRECEDENT TO EXERCISE. Notwithstanding anything else contained herein, Purchaser may not exercise the option granted to purchase the Property hereunder unless Purchaser shall simultaneously exercise the option granted to Purchaser to purchase those two (2) other tracts of Property located at the intersection of Grady Street and South Walnut Street which are also subject to an option between Purchaser and Seller. Such transactions must be closed simultaneously such that FSNB, LLC or its successor or assign shall purchase all six (6) lots at the same closing. Purchaser shall have no further rights under this option and shall forfeit all Earnest Money paid hereunder unless it strictly complies with this Section 29.


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




         IN WITNESS WHEREOF, this Agreement has been executed by the parties under seal the day and year first above written.




                                           /s/  CECIL E. KENNEDY
                                           ------------------------------------
                                           CECIL E. KENNEDY

                                           /s/  MARJORIE H. KENNEDY
                                           ------------------------------------
                                           MARJORIE H. KENNEDY
Signed, sealed and delivered
in the presence of:

/s/ Jan. A. Dinitto
---------------------------------
Witness

/s/ Trish D. Williams
---------------------------------
Notary Public

                                           FSNB, LLC

                                           /s/  Laura Marsh
                                           ------------------------------------
                                           Laura Marsh, Attorney
Signed, sealed and delivered
in the presence of:

/s/ Jessica S. Savitz
---------------------------------
Witness

/s/ Jan. A. Dinitto
---------------------------------
Notary Public


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                                   EXHIBIT "A"

(1)      Municipal, State and County taxes for 2001 and subsequent years.
(2) Any action by any municipal or governmental agency, including condemnation by any condemning authority (heretofore or hereafter taken), for the purpose of regulating the use, occupancy or zoning of the property described in this certificate or of any building, structure, minerals or material thereon.
(3)      Forgery or non sui juris conveyances in the chain of title.
(4) Existing utility easements and sanitary sewer lines; any roads or ways through the property; or the rights of others in and to any stream running through the property.
(5) Matters of record subsequent to the date of this certificate and matters affecting title which do not appear on the real property records, or which, if they are of record, are not indexed in such a manner that a reasonably prudent search would have revealed them to the examiner.
(6) All environmental matters arising from State or Federal rules, regulations, law or procedures, all hazardous waste rules, regulations, law or procedures, State or Federal, and any State or Federal rule or regulation as to underground tanks of any nature.
(7)      Any and all provisions of the Federal Wetlands Act.
(8) Loss by reason of any computational errors in the determination of the size of the area located within the boundary lines of the subject land.
(9) Any loss or claim of loss arising from or occasioned by the filing or pendency of any petition under any chapter of the U. S. Bankruptcy Act or pursuant to any insolvency or debtor's relief statutes of the State of Georgia.
(10) Liability under title certificate limited to amount of funds to be disbursed with respect to Property.



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